UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:
□	Preliminary Information Statement
□	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]	Definitive Information Statement
Advanced Series Trust

(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
(X)	No fee required
□	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

□	Fee paid previously with preliminary materials.
□	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT
The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus
ADVANCED SERIES TRUST
AST Templeton Global Bond Portfolio
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102
INFORMATION STATEMENT
June 19, 2013
To the Shareholders:
On January 28, 2013, at a special meeting of the Board of Trustees of Advanced Series Trust (AST or the Trust), the trustees approved a new subadvisory agreement, terminating the previous subadvisory agreement, and changing the name and investment objective of the AST T. Rowe Price Global Bond Portfolio. Effective April 29, 2013, Franklin Advisers, Inc. (Franklin Templeton) became the new subadviser and the name was changed from the AST T. Rowe Price Global Bond Portfolio to the AST Templeton Global Bond Portfolio (the Portfolio).
Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTIS), as the investment managers (collectively, the Manager) of AST, have: (i) entered into a new subadvisory agreement with Franklin Templeton relating to the Portfolio (the Subadvisory Agreement); and (ii) terminated the subadvisory agreement with T. Rowe Price Associates, Inc. and T. Rowe Price International, Ltd. (collectively, T. Rowe Price) relating to the Portfolio. The investment management agreement relating to the Portfolio will not change as a result of Franklin Templeton’s replacement of T. Rowe Price as subadviser for the Portfolio.
This information statement describes the circumstances surrounding the Board of Trustees' approval of the Subadvisory Agreement and provides you with an overview of its terms. PI and ASTIS will continue as the Portfolio's investment managers. This information statement does not require any action by you. It is provided to inform you about Franklin Templeton’s replacement of T. Rowe Price as subadviser to the Portfolio.
Deborah A. Docs
Secretary

ASTGBIS
THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT
The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus
ADVANCED SERIES TRUST
AST Templeton Global Bond Portfolio
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102
INFORMATION STATEMENT
June 19, 2013
This information statement is being furnished in lieu of a proxy statement to beneficial shareholders of the AST Templeton Global Bond Portfolio, formerly AST T. Rowe Price Global Bond Portfolio (the Portfolio), a series of Advanced Series Trust (AST or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (the SEC). The Manager of Managers Order permits AST’s investment managers to hire new subadvisers that are not affiliated with the investment managers and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees of the Trust, without obtaining shareholder approval.1
AST is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). AST is organized as a Massachusetts business trust. The Portfolio is a series of the Trust.
The Trustees of AST are collectively referred to herein as the “Board” or “Trustees.” The principal executive offices of AST are located at 100 Mulberry Street, Newark, NJ 07102-4077. Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTIS, and together with PI, the Manager) serve as the investment managers of the Trust.
This information statement relates to the approval by the Board of a new subadvisory agreement for the Portfolio (the Subadvisory Agreement).
At a special meeting of the Board held January 28, 2013, the Board, including a majority of the Trustees who were not parties to the Subadvisory Agreement and were not interested persons of those parties, as defined in the 1940 Act (the Independent Trustees), unanimously approved: (i) a new Subadvisory Agreement between the Manager and Franklin Advisers, Inc. (Franklin Templeton) with respect to the Portfolio; (ii) the termination of the previous subadvisory agreement among the Manager, T. Rowe Price Associates, Inc. and T. Rowe Price International, Ltd. (collectively, T. Rowe Price) with respect to the Portfolio. This revised subadvisory arrangement became effective as of April 29, 2013. Franklin Templeton is currently the sole subadviser for the Portfolio.
The Portfolio will pay for the costs associated with preparing and distributing this information statement to the shareholders of the Portfolio. The Trust is providing this information statement to shareholders of the Portfolio as of the close of business on April 29, 2013. This information statement will be mailed on or about June 19, 2013.
1 Notice of Application (Release No. IC – 22139)(Aug. 13, 1996) and Order (Release No. IC – 22215)(Sept. 11, 1996).
THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEW SUBADVISORY AGREEMENT
Board Consideration of Subadvisory Agreement
As required by the 1940 Act, the Board considered a proposed Subadvisory Agreement among PI, ASTIS and Franklin Templeton. The Subadvisory Agreement relates to the appointment of the Franklin Templeton to replace T. Rowe Price as the new subadviser to the Portfolio. The Board, including all of the Independent Trustees, met on January 28, 2013 and approved the Subadvisory Agreement for an initial two year period, after concluding that approval of the Subadvisory Agreement was in the best interests of the Portfolio and its beneficial shareholders.
In advance of the meeting, the Board requested and received materials relating to the Subadvisory Agreement, and had the opportunity to ask questions and request further information in connection with its consideration.
In approving the Subadvisory Agreement, the Board, including the Independent Trustees advised by independent legal counsel, considered the factors it deemed relevant, including the nature, quality and extent of services to be provided to the Portfolio by Franklin Templeton; comparable performance information; the fees paid by the Portfolio to the Manager; the fees paid by the Manager to Franklin Templeton; the potential for economies of scale that may be shared with the Portfolio and its shareholders; and other benefits to Franklin Templeton. In connection with its deliberations, the Board considered information provided by the Manager and Franklin Templeton at or in advance of the meeting on January 28, 2013. In its deliberations, the Board did not identify any single factor which alone was responsible for the Board’s decision to approve the Subadvisory Agreement with respect to the Portfolio.
The Board determined that the overall arrangements among the Manager and Franklin Templeton are appropriate in light of the services to be performed and the fee arrangement under the Subadvisory Agreement and such other matters as the Board considered relevant in the exercise of its business judgment.
The material factors and conclusions that formed the basis for the Board’s reaching its determinations to approve the Subadvisory Agreement are separately discussed below.
Nature, Quality and Extent of Services
The Board received and considered information regarding the nature and extent of services provided to the Portfolio by T. Rowe Price under the current subadvisory agreement and those that would be provided by Franklin Templeton under the proposed Subadvisory Agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that T. Rowe Price and Franklin Templeton were each required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations.
With respect to the quality of services, the Board considered, among other things, the background and experience of the portfolio managers of Franklin Templeton. The Board was also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to Franklin Templeton. The Board noted that it received favorable compliance reports from AST’s Chief Compliance Officer as to Franklin Templeton. The Board also considered Franklin Templeton’s experience and reputation in managing other portfolios of AST.
The Board concluded that, based on the nature of the proposed services to be rendered and the background information that it reviewed about Franklin Templeton, it was reasonable to expect that it would be satisfied with the nature, extent and quality of investment subadvisory services to be provided to the Portfolio by Franklin Templeton.
Performance
The Board received and considered information regarding Franklin Templeton’s investment performance in funds and accounts that use investment strategies similar to the one to be used by Franklin Templeton for the Portfolio. The Board concluded that it was satisfied with the performance record of Franklin Templeton.

Fee Rates
The Board considered the proposed subadvisory fee rate payable from the Manager to Franklin Templeton under the Subadvisory Agreement. The Board considered that the subadvisory fee rate for Franklin Templeton was higher than that for T. Rowe Price. The Board concluded that any change to the net investment management fee to be retained by the Manager under the Subadvisory Agreement would be reviewed in connection with future annual reviews of advisory agreements. The Board concluded that the proposed subadvisory fee was reasonable.
Profitability
Because the engagement of Franklin Templeton is new, there is no historical profitability information with respect to the proposed subadvisory arrangements for the Portfolio. As a result, the Board did not consider this factor. The Board noted that it would consider profitability information as part of future annual reviews of advisory agreements.
Economies of Scale
The Board noted that the proposed subadvisory fee schedules for the Portfolio contained breakpoints that reduce the fee rate on assets above specified levels.  The Board also noted that it would consider economies of scale in connection with the annual approval review of advisory agreements.
Other Benefits to Franklin Templeton
The Board considered potential “fall out” or ancillary benefits anticipated to be received by Franklin Templeton and its affiliates in connection with the Portfolio. The Board concluded that any potential benefits to be derived by Franklin Templeton included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds. The Board noted that it would review ancillary benefits in connection with future annual reviews of advisory agreements.
***
After full consideration of these factors, the Board concluded that approving the Subadvisory Agreement was in the best interests of the Portfolio and its beneficial shareholders.
The Subadvisory Agreement is attached as Exhibit A.
Information about Franklin Templeton
Franklin Templeton is a wholly owned subsidiary of Franklin Resources, Inc., which is a publicly traded, global investment management organization listed on the New York Stock Exchange. As of December 31, 2012, Franklin Templeton , together with its affiliates, had approximately $781.8 billion in assets under management. Franklin Templeton is located at One Franklin Parkway, San Mateo, California 94403. Additional information relating to the management of Franklin Templeton and other funds managed by Franklin Templeton is set forth in Exhibit B.
Terms of the Subadvisory Agreement
Under the Subadvisory Agreement, Franklin Templeton is compensated by the Manager (and not the Portfolio) for the portion of assets it manages as follows:
Subadviser	Contractual Subadvisory Fee Rates
Franklin Advisers, Inc.	0.40% of average daily net assets to $100 million;
0.36% of average daily net assets over $100 million to $250 million;
0.33% of average daily net assets over $250 million to $500 million;
0.30% of average daily net assets over $500 million

The Subadvisory Agreement provides that, subject to the supervision of the Manager and the Board, Franklin Templeton is responsible for managing the investment operations of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, Franklin Templeton will provide the Manager with all books and records required to be maintained by an investment adviser and will render to the Board such periodic and special reports as the Board may reasonably request.
The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by a vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust’ s management agreement with the Manager, and (iii) the Subadvisory Agreement may be terminated at any time by Franklin Templeton or the Manager on not more than 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.
The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Franklin Templeton will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.
MANAGEMENT OF THE TRUST
The Manager
PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, and ASTIS, One Corporate Drive, Shelton, Connecticut 06484, serve as AST's managers under a management agreement, dated as of May 1, 2003, and renewed thereafter as required by the 1940 Act (the Management Agreement). PI and ASTIS are both wholly owned subsidiaries of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company. ASTIS is organized as a Connecticut corporation.
As of December 31, 2012, PI served as the manager or co-manager to open-end investment companies and as manager or administrator to closed-end investment companies, with aggregate assets of approximately $194.7 billion. As of December 31, 2012, ASTIS served as the manager or co-manager to open-end investment companies with aggregate assets of approximately $144.8 billion. The Portfolio commenced operations on May 1, 1994.
The Manager serves under a management agreement (the Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the 1940 Act. The Management Agreement was last approved by the Trustees, including a majority of the Independent Trustees, on June 13, 2013.
Terms of the Management Agreement
Pursuant to the Management Agreement, the Manager, subject to the supervision of the Board and in conformity with the stated policies of AST, manages both the investment operations of AST and the composition of AST’s investment portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of AST. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of AST. The Manager will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Manager reviews the performance of the subadvisers and makes recommendations to the Board with respect to the retention of investment advisers and the renewal of contracts. The Manager also administers AST’s corporate affairs and, in connection therewith, furnishes AST with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, AST’s custodian (the Custodian), and AST’s transfer agent. The management services of the Manager for AST are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.
The Manager has authorized any of its officers and employees who have been elected as Trustees or officers of AST to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such officers or employees of the Manager.
In connection with its management of the corporate affairs of AST, the Manager bears the following expenses:
■	the salaries and expenses of all of its and AST’s personnel except the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
■	all expenses incurred by the Manager or AST in connection with managing the ordinary course of AST’s business, other than those assumed by AST as described below; and
■	the fees, costs and expenses payable to any subadviser pursuant to subadvisory agreement between the Manager and the relevant subadviser.
Under the terms of the Management Agreement, AST is responsible for the payment of expenses not paid by the Manager, including:
■	the fees and expenses incurred by AST in connection with the management of the investment and reinvestment of AST’s assets payable to the Manager;
■	the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
■	the fees and certain expenses of the Custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of AST and of pricing AST’s shares;
■	the charges and expenses of AST’s legal counsel and independent auditors;
■	brokerage commissions and any issue or transfer taxes chargeable to AST in connection with its securities (and futures, if applicable) transactions;
■	all taxes and corporate fees payable by AST to governmental agencies;
■	the fees of any trade associations of which AST may be a member;
■	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of AST;
■	the cost of fidelity, directors and officers and errors and omissions insurance;
■	the fees and expenses involved in registering and maintaining registration of AST and of its shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of AST’s registration statements and prospectuses for such purposes;
■	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders; and
■	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of AST’s business and distribution and service (12b-1) fees.
The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by AST in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically, if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by the Trustees of AST, by vote of a majority of the Portfolio’s outstanding voting securities (as defined in the 1940 Act) or by the Manager, upon not more than 60 days’ nor less than 30 days’ written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.
For its services, the Portfolio compensates the Manager as follows:

Portfolio	Investment Management Fee Rate (effective February 25, 2013 and thereafter)*	Aggregate Investment Management Fees for Fiscal Year Ended 12/31/12
AST Templeton Global Bond Portfolio (formerly AST T. Rowe Price Global Bond Portfolio)	0.79% of average daily net assets to $300 million; 0.78% on next $200 million of average daily net assets; 0.77% on next $250 million of average daily net assets; 0.76% on next $2.5 billion of average daily net assets; 0.75% on next $2.75 billion of average daily net assets; 0.72% on next $4 billion of average daily net assets; 0.70% over $10 billion of average daily net assets	$3,665,521
*Prior to February 25, 2013, the investment management fee rate for the Portfolio was 0.80% of average daily net assets.
Directors and Officers of PI and ASTIS
Set forth below is the name, title and principal occupation of the principal executive officer of PI. There are no directors of PI. The address of the principal executive officer of PI is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. None of the officers or directors of PI are also officers or directors of Franklin Templeton or its affiliates.
Name	Position with PI	Principal Occupations
Stuart S. Parker	Chief Executive Officer, Officer-In-Charge, President, Senior Vice President and Chief Operating Officer	President of Prudential Investments LLC (since January 2012); Senior Vice President (since October 2007); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005-December 2011).
Set forth below are the names, titles and principal occupations of the principal executive officer and the directors of ASTIS. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883. None of the officers or directors of ASTIS are also officers or directors of Franklin Templeton or its affiliates.
Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President	Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge (since March 2006), Director (since June 2005) of AST Investment Services, Inc.; Senior Vice President of Prudential Investments LLC (since May 2009); Vice President (since July 2006) of Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey; Senior Vice president (since May 2006) of Prudential Annuities Life Assurance Corporation; Senior Vice President of Prudential Annuities Life Assurance Corporation (since March 2006).
Robert O'Donnell	Executive Vice President and Director	Executive Vice President and Director (since April 2012 of AST Investment Services, Inc.; President (since April 2012) of Prudential Annuities; Senior Vice President, Head of Product, Investment Management & Marketing (October 2008-April 2012) for Prudential Annuities; Senior Vice President, Head of Product (July 2004-October 2008) for Prudential Annuities.
Set forth below is a list of the Officers of the Trust who are also officers or directors of PI and/or ASTIS.

Name	Position with Trust	Position with PI	Position with ASTIS
Deborah A. Docs	Secretary	Assistant Secretary and Vice President	N/A
Andrew R. French	Assistant Secretary	Assistant Secretary and Vice President	N/A
Claudia DiGiacomo	Assistant Secretary	Assistant Secretary and Vice President	N/A
Jonathan D. Shain	Assistant Secretary	Assistant Secretary and Vice President	N/A
Kathleen Denicholas	Assistant Secretary	Assistant Secretary and Vice President	N/A
Raymond A. O’Hara	Chief Legal Officer	Chief Legal Officer, Executive Vice President and Secretary	Corporate Counsel, Vice President and Secretary
Amanda S. Ryan	Assistant Secretary	Assistant Secretary and Vice President	N/A
Bruce Karpati	Chief Compliance Officer	Chief Compliance Officer	Chief Compliance Officer
Grace C. Torres	Treasurer & Principal Financial and Accounting Officer	Assistant Treasurer and Vice President	Assistant Treasurer and Vice President
1 Excludes Messrs. O'Donnell and Cronin, who are directors of ASTIS and serve as interested trustees of the Trust.
Custodian
The Bank of New York Mellon, One Wall Street, New York, New York 10286, serves as custodian for the Portfolio’s securities and cash, and, in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Sub-custodians provide custodial services for any foreign assets held outside the United States.
Transfer Agent and Shareholder Servicing Agent
Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.
BNY Mellon Asset Servicing (U.S.) Inc. (BNYAS) serves as sub-transfer agent to the Trust. PMFS has contracted with BNYAS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate BNYAS for such services.
Distribution
Prudential Annuities Distributors, Inc. (PAD) serves as the distributor for the shares of the Portfolio. Each class of shares is offered and redeemed at its net asset value without any sales load. PAD is an affiliate of PI and ASTIS. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (FINRA).
Brokerage
The Portfolio paid the following commissions to affiliated broker dealers for the fiscal year ended December 31, 2012:
Portfolio	Amount Paid
AST Templeton Global Bond Portfolio (formerly AST T. Rowe Price Global Bond Portfolio)	$0
Shareholder Proposals
The Trust, as a Massachusetts business trust, is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.
Annual and Semi-Annual Reports
The Trust’s annual reports, semi-annual reports and information statements are sent to shareholders. Only one copy of a report or information statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Trust’s most recent annual report, semi-annual report or information statement may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 or by calling (800) 778-2255 (toll free).
Shareholder Information
Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.
Deborah A. Docs
Secretary
Dated: June 19, 2013

EXHIBIT A
ADVANCED SERIES TRUST
AST Templeton Global Bond Portfolio
SUBADVISORY AGREEMENT
Agreement made as of this 7th day of March, 2013 between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together, the Co-Managers), and Franklin Advisers, Inc., a California corporation (Franklin Advisers or the Subadviser).
WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust; and
WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and
NOW, THEREFORE, the Parties agree as follows:
1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust (the Board), the Subadviser shall manage such portion of the Trust’s portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:
(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct, and shall determine from time to time what investments, instruments, currencies, and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.
(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and the Board approved policies and procedures of the Trust as provided to it by the Co-Managers (collectively, the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust’s compliance and will conform to, and comply with, the requirements of the 1940 Act, and all federal laws, rules, and regulations applicable to the Subadviser’s performance of its duties under this Agreement. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required of it by the Securities and Exchange Commission (the Commission) with regard to its duties under this Agreement. The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents and the Subadviser shall not be required to comply with the updated Trust Documents until it has received them from the Co-Managers.
(iii) The Subadviser shall determine the securities, currencies, futures contracts and other investments and instruments to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers, dealers, or futures commission merchants (including but not limited to any broker or dealer affiliated with the Co-Managers or the Subadviser) to carry out actions with respect to brokerage in compliance with the Trust’s directed brokerage procedures and all applicable legal standards. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.
On occasions when the Subadviser deems the purchase or sale of a security, currency, futures contract, or other investment or instrument to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities, currencies, futures contracts, or other investment or instrument so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.
(iv) The Subadviser shall, solely with respect to the assets of the Trust which are under its management pursuant to this Agreement, and based on information obtained from the Trust’s administrator, custodian and other service providers, act in conformity with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), except that, unless otherwise requested in writing by the Trust or the Co-Managers, the obligations of Subadviser under the Code are limited to the Trust’s compliance with Section 817(h) of the Code and the related rules and regulations promulgated thereunder.  The parties acknowledge and agree that Subadviser shall be deemed to have complied with the requirements of Section 817(h) of the Code and the related rules and regulations promulgated thereunder if and to the extent that the Co-Managers apprise Subadviser promptly after each quarter end of any potential non-compliance with such requirements and, if so advised, Subadviser , as directed by the Co-Managers, takes prompt corrective action in the time period prescribed by Section 817(h) of the Code and the rules and regulations promulgated thereunder so that the Trust, in the aggregate, shall once again comply with such requirements.
(v) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Board such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities. Although the Subadviser may be required, at the request of the Co-Managers, to consult with the Co-Managers, the Board, or a committee of the Board in connection with the valuation of the Trust’s assets and to, at the Subadviser’s discretion, reasonably assist with other actions as contemplated under the Trust’s valuation procedures as approved by the Board, the parties to this Agreement acknowledge that the Subadviser shall not be deemed to be the Trust’s valuation agent and that the Subadviser shall not be responsible for determining the Trust’s net asset value per share or assisting in the calculation of the Trust’s net asset value per share.
(vi) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vii) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a “manager-of-managers” style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.
(viii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.
(b) The Subadviser may, to the extent permitted by its Code of Ethics and any other applicable internal policies and procedures, authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.
(c) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust and the Subadviser, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.
(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance policies and procedures designed to ensure its compliance with the 1940 Act and the Investment Advisers Act of 1940.
(e) In furtherance of the Co-Managers’ obligation to oversee the Subadviser’s compliance program under Rule 38a-1 under the 1940 Act, provided that a use and non-disclosure agreement or other similar agreement has been executed by the Co-Managers and the Subadviser (or its affiliates) and is in effect, the Subadviser shall furnish to the Co-Managers, upon their request, information relating to Subadviser’s performance of its duties under this Agreement and its conformity with such compliance program.
(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.
(g) The Subadviser agrees to: (1) assist with evaluating whether market quotations are readily available for the Trust’s portfolio securities and whether those market quotations are reliable for purposes of valuing the Trust’s portfolio securities and determining the Trust’s net asset value per share; and (2) promptly notify the Co-Managers upon the occurrence of any event with respect to any of the Trust’s portfolio securities that the Subadviser believes to be significant with respect to valuation of such portfolio security. Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).
3. For the services provided pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a monthly fee equal to the annualized percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.
4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal securities laws.
5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.
Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94404 Attention: General Counsel.
6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7(a). The parties agree that the names of the Subadviser and its affiliates and all of their respective logos, trademarks, service marks or trade names and any derivatives of such (collectively, the “Subadviser Property”) are the valuable property of the Subadviser and its affiliates. During the term of this Agreement, the Co-Managers agree, subject to the terms of Section 7(b) of this Agreement, to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing: (i) five (5) business days (or such other time as may be mutually agreed) after receipt thereof with respect to prospectuses and proxy statements which refer to the Subadviser in any way and (ii) three (3) business days (or such other time as may be mutually agreed) after receipt thereof with respect to reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public which refer to the Subadviser in any way. Sales literature may be furnished to the Subadviser hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery.
(b) Notwithstanding the forgoing, the Co-Managers and the Subadvisers agree that the Co-Managers, their affiliates, and the Trust may use Subadviser Property without the approval of the Subadviser: (i) to identify the Subadviser as the subadviser to the Trust as required by law or governmental regulations; (ii) in marketing materials for the Trust provided that such use is limited to: (1) identifying Subadviser and the services performed for the Trust by the Subadviser; (2) providing information about the Subadviser or its portfolio managers that is accurately derived from information provided, or made public, by the Subadviser or its affiliates; and (3) naming the Portfolio “AST Templeton Global Bond Portfolio.” In addition, once a template for a particular type or class of sales literature or other materials prepared for distribution to Trust shareholders or the public which refer to the Subadviser in any way has been approved by the Subadviser in accordance with this Section 7 (each, an “Approved Template”), all such sales literature or other materials of the same type or class based on the Approved Template shall be considered approved by the Subadviser and neither the Co-Managers nor their affiliates shall be required to separately submit each individual piece of such sales literature or other materials to the Subadviser for its review or written approval, provided, however, that no material change relating to the description of the Trust or the Subadviser Property is made by to an Approved Template.
(c) Upon a termination or expiration of this Agreement, the Co-Managers shall, as promptly as reasonably practicable after a termination or expiration of this Agreement: (i) supplement or otherwise amend the Prospectus to indicate that “ Franklin Advisers, Inc.” no longer serves as a subadviser to the Trust and that the name of the Trust has been changed; (ii) discontinue any new production or publication of sales literature bearing the names “Franklin Advisers, Inc.” or “Franklin Templeton” or any related name, mark, or logo; and (iii) “buckslip” or otherwise supplement sales literature in the possession of the Co-Managers bearing the names “Franklin Advisers, Inc.” or “Franklin Templeton” or any related name, mark, or logo to indicate that such firm no longer serves as a subadviser to the Trust. Notwithstanding the forgoing, the Co-Managers may, after any termination or expiration of this Agreement, retain copies of sales literature or other materials bearing the name “Franklin Advisers, Inc.” or “Franklin Templeton” or any related name, mark or logo only to fulfill applicable legal, compliance, and regulatory requirements, and for their document retention purposes.
8. The Subadviser may, upon the Co-Managers’ review and written approval (which may be by electronic mail) of the relevant documents described below, as agent on behalf of the Trust, enter into: (y) brokerage agreements and other documents to establish, operate and conduct all brokerage or other trading accounts and (z) International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations, limited partnership agreements, repurchase agreements, and such agreements and other documentation as may be required for the purchase or sale, assignment, transfer, and ownership of any permitted investment. The Co-Managers acknowledge and understand that the Trust and the Co-Managers, as applicable, will be bound by any such trading accounts established, and agreements and other documentation executed, by the Subadviser for such investment purposes as permitted hereunder.

9. The Co-Managers and the Subadviser acknowledge that, as of the date hereof, a third-party vendor that has been retained by the Trust and certain other registered investment companies advised by PI, AST, or their affiliates shall be responsible for the administration of securities class action claims for securities purchased by the Subadviser on behalf of the Trust. The Co-Managers shall notify the Subadviser in the event of any material change to the process for administering class action claims on behalf of the Trust. Should the Subadviser receive class action notices or related materials for the Trust involving securities purchased by the Subadviser on behalf of the Trust, the Subadviser shall use good faith efforts to transmit copies of such notices or materials to such third party vendor. Subadviser also shall otherwise satisfactorily complete questionnaires or certifications provided to Subadviser by the Co-Managers’ compliance personnel in connection with bankruptcy matters, cases, or claims involving securities owned by the Trust.

10. Notwithstanding any other provision of this Agreement, the Subadviser may include the performance of the Trust attributable to the time period Subadviser provided services under this Agreement as part of any composite performance information of the Subadviser; provided, however, that neither the Subadviser nor any of its affiliates may use the Prudential logo, the “Rock” symbol or any other logo, trademark, service mark or trade name of Prudential Financial, Inc., the Co-Managers, or any of their affiliates, and any derivatives of such without the express written consent of both Co-Managers.
11. The Co-Managers understand, consent and agree that performance of the Trust will not be the same as, and may differ significantly from, the performance of any mutual fund for which the Subadviser or its affiliates serves as investment adviser (referred to herein as a “Franklin Templeton Fund”), including any Franklin Templeton Fund that may have investment goals and strategies that are similar to that of the Fund, based on, but not limited to, the following factors: (i) differences in: inception dates, cash flows, asset allocation, security selection, liquidity, income distribution or income retention, fees, fair value pricing procedures, and diversification methodology; (ii) use of different foreign exchange rates and different pricing vendors; (iii) ability to access certain markets due to country registration requirements; (iv) legal restrictions or custodial issues, (v) legacy holdings in the Fund; (vi) availability of applicable trading agreements such as ISDAs, futures agreements or other trading documentation, (vii) restrictions placed on the account (including country, industry or environmental and social governance restrictions); and (viii) other operational issues that impact the ability of a fund to trade in certain instruments or markets. The Co-Managers further understand, consent and agree that any similarity of investment goals and strategies implemented by the Subadviser in connection with the Trust and any Franklin Templeton Fund is subject to, among other things, the discretion and decisions of the board of directors/trustees of the respective funds.
12. The Subadviser shall direct foreign exchange trading for unrestricted market portfolio trading purposes to broker/dealers on the basis of the Subadviser’s best execution analysis and obligations. As of the date hereof, the Co-Managers make available to Subadviser conversion of currencies into and out of the base currency of the Trust in restricted markets and generally income repatriation transactions through the Trust’s custodian. Subadviser shall assist the Co-Managers in monitoring and analyzing the performance of the Trust’s custodian with respect to such functions. The Co-Managers shall notify the Subadviser in the event of any material change to the foreign currency conversion services provided by the Trust’s custodian.
13. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.
14. This Agreement shall be governed by the laws of the State of New York.
15. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
PRUDENTIAL INVESTMENTS LLC

By:	/s/ Timothy S. Cronin
Name:	Timothy S. Cronin
Title:	Senior Vice President
AST INVESTMENT SERVICES, INC.

By:	/s/ Timothy S. Cronin
Name:	Timothy S. Cronin
Title:	President
FRANKLIN ADVISERS, INC.

By:	/s/ Christopher Molumphy
Name:	Christopher Molumphy
Title:	Executive Vice President Chief Investment Officer Franklin Templeton Fixed Income Group

SCHEDULE A
ADVANCED SERIES TRUST
As compensation for services provided by Franklin Advisers, Inc., Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay Franklin Advisers, Inc. an advisory fee on the net assets managed by Franklin Advisers, Inc. that is equal, on an annualized basis, to the following:
Portfolio Name	Subadvisory Fee
AST Templeton Global Bond Portfolio	0.40% of average daily net assets to $100 million;
0.36% of average daily net assets over $100 million but not exceeding $250 million;
0.33% of average daily net assets over $250 million but not exceeding $500 million; and
0.30% of average daily net assets exceeding $500 million
Dated as of March 7, 2013

EXHIBIT B
MANAGEMENT OF THE SUBADVISER
Franklin Templeton.
The table below lists the name, address, and position for Franklin Templeton’s principal executive officer and each director:
Name & Address*	Position and Principal Occupation (last 5 years)
Greg Johnson	President and Chief Executive Officer
Samuel H. Armacost	Director
Peter K. Barker	Director
Charles Crocker	Director
Charles B. Johnson	Director
Gregory E. Johnson	Director
Rupert H. Johnson, Jr.	Director
Mark C. Pigott	Director
Chutta Ratnathicam	Director
Laura Stein	Director
Anne M. Tatlock	Director
Geoffrey Y. Yang	Director
*The principal mailing address of each such person is One Franklin Parkway, San Mateo, California 94403.
COMPARABLE FUND FOR WHICH FRANKLIN TEMPLETON SERVES AS ADVISER AND/OR SUBADVISER
The following table lists certain information regarding a comparable fund to which Franklin Templeton provides investment advisory services, other than the Portfolio:
Fund	$ Assets (as of 12/31/2012)	Annual Fee Paid to Franklin Templeton as of August 31, 2012
Templeton Global Bond Fund	$66.513 billion	$233,977,926*
*Management fees before any reductions totaled $238,437,061.  Under an agreement by Franklin Templeton to reduce its fees to reflect services resulting from the Templeton Global Bond Fund’s investment in a Franklin Templeton money fund, the Templeton Global Bond Fund paid the management fees noted above.

EXHIBIT C
SHAREHOLDER INFORMATION
As of June 13, 2013, the Trustees and officers of AST, as a group, owned less than 1% of the outstanding shares of the Portfolio.
As of June 13, 2013, the owners, directly or indirectly, of more than 5% of the outstanding shares of any share class of the Portfolio were as follows:
Portfolio Name	Name/Address	Shares Owned (%)
AST Templeton Global Bond Portfolio (formerly AST T. Rowe Price Global Bond Portfolio)	Prudential Annuity Distributors, Inc. ATTN Separate Accounts 7th Floor 213 Washington St Newark, NJ 07102-0000	22,902,503.393/49.8991%
	Pruco Life Insurance Company of Arizona ATTN Separate Accounts 7th Floor 213 Washington St. Newark, NJ 07102-0000	19,072,215.352/41.5538%